Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2020

NEW YORK--(BUSINESS WIRE)--August 5, 2020--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended June 30, 2020 and reported second quarter net investment income of $0.28 per weighted average share and adjusted net investment income1 of $0.30 per weighted average share. At June 30, 2020, net asset value (“NAV”) per share was $11.63, compared to $11.14 at March 31, 2020. The Company also announced that its board of directors declared a third quarter distribution of $0.30 per share, which will be payable on September 30, 2020 to holders of record as of September 16, 2020. For additional details related to the quarter ended June 30, 2020, please refer to the New Mountain Finance Corporation Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

Selected Financial Highlights

(in thousands, except per share data)	June 30, 2020
Investment Portfolio(1)	$2,847,884
Total Assets	$2,943,558
Total Statutory Debt(3)	$1,448,484
NAV(2)	$1,125,623

NAV per Share	$11.63
Statutory Debt/Equity	1.29x

Investment Portfolio Composition	June 30, 2020	Percent of Total
First Lien	$1,633,727	57.4%
Second Lien(1)	710,377	24.9%
Subordinated	41,362	1.5%
Preferred Equity	117,972	4.1%
Investment Fund	211,828	7.4%
Common Equity and Other(4)	132,618	4.7%
Total	$2,847,884	100.0%

Supplemental Information Regarding Adjusted Net Investment Income1

	Three Months Ended June 30, 2020
(in millions, except per share data)	GAAP(5)	Non-recurring Adjustments(6)	Adjusted(6)
Net investment income ("NII")(7)	$27.3	$1.6	$28.9
Net investment income per weighted average share	$0.28	$0.02	$0.30

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(1) Includes collateral for securities purchased under collateralized agreements to resell.
(2) Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(3) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.
(4) Includes investments held in NMNLC.
(5) Accounting principles generally accepted in the United States of America (“GAAP”).
(6) Adjusted NII includes $1.6 million non-recurring interest and incentive fee adjustment related to Permian Holdco 2, Inc. and Permian Holdco 3, Inc.
(7) Excludes $0.3 million of NII related to non-controlling interests in NMNLC.

We believe that the strength of the Company’s unique investment strategy – which focuses on middle market defensive growth companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only ten portfolio companies, representing approximately $220 million of the cost of all investments made since inception in October 2008, or approximately 2.8% of $7.9 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: “While risks remain elevated, overall our portfolio has performed very well, and we expect that to continue in the months ahead absent a dramatic change in circumstances. We were able to materially delever this quarter, and saw a significant increase in book value.”

“We believe New Mountain’s strategy of focusing on 'defensive growth' industries and on companies that we know well continues to prove to be a successful strategy, especially during the current crisis”, added Steven B. Klinsky, NMFC Chairman. “We believe one of our keys to success is the strength of the team and we continue to build the team over time, now at approximately 175 employees.”

Portfolio and Investment Activity2

As of June 30, 2020, the Company’s NAV was approximately $1,125.6 million and its portfolio had a fair value of approximately $2,847.9 million in 109 portfolio companies, with a weighted average YTM at Cost3 of approximately 8.6%. For the three months ended June 30, 2020, the Company generated approximately $48.8 million of originations, including commitments4 for follow-on investments in eleven portfolio companies held as of March 31, 2020. For the three months ended June 30, 2020, the Company had $168.3 million of asset sales and cash repayments4 of approximately $90.8 million.

Consolidated Results of Operations

The Company’s total investment income for the three months ended June 30, 2020 and 2019 was approximately $65.7 million5 and $66.5 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended June 30, 2020 and 2019 were approximately $38.4 million and $38.6 million, respectively. Total net expenses, after income tax expense, for the three months ended June 30, 2020 and 2019 consisted of approximately $19.2 million and $20.8 million, respectively, of costs associated with the Company’s borrowings and approximately $16.9 million and $15.8 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets held under revolving credit facilities that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of June 30, 2020 and 2019 totaled approximately $664.6 million and $658.5 million, respectively. For the three months ended June 30, 2020 and 2019 management fees waived were approximately $3.2 million and $2.9 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended June 30, 2020 and 2019 were approximately $2.3 million and $2.0 million, respectively.

For the three months ended June 30, 2020 and 2019, the Company recorded approximately $49.1 million and ($4.1) million, respectively, of net realized and unrealized gains and losses.

Liquidity and Capital Resources

As of June 30, 2020, the Company had cash and cash equivalents of approximately $56.2 million and total statutory debt outstanding of approximately $1,448.5 million6, which consisted of approximately $500.2 million of the $800.0 million of total availability on the Holdings Credit Facility, $78.5 million of the $188.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $215.0 million of the $280.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $0 of the $30.0 million of total availability on the senior secured revolving credit facility (the “NMNLC Credit Facility”), $0 of the $50.0 million of total availability on the uncommitted revolving loan agreement (the “Unsecured Management Company Revolver”), $201.5 million7 of convertible notes outstanding and $453.3 million of unsecured notes outstanding. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of June 30, 2020.

Portfolio and Asset Quality2

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations, where the risk of loss has materially increased since the original investment, would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of June 30, 2020, nine portfolio company had an investment rating of “3” and six portfolio companies had an investment rating of “4”. The Company’s investments in the portfolio companies with an investment rating of “3” had an aggregate cost basis of approximately $254.4 million and an aggregate fair value of approximately $203.4 million. The Company’s investment in portfolio companies with an investment rating of “4” had an aggregate cost basis of approximately $153.9 million and an aggregate fair value of approximately $91.0 million.

Recent Developments

On July 29, 2020, the Company’s board of directors declared a third quarter 2020 distribution of $0.30 per share payable on September 30, 2020 to holders of record as of September 16, 2020.

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1 Adjusted net investment income includes $1.6 million non-recurring interest and incentive fee adjustment related to Permian Holdco 2, Inc. and Permian Holdco 3, Inc.
2 Includes collateral for securities purchased under collateralized agreements to resell.
3 References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
4 Excludes revolving credit facilities, netbacks, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
5 Excludes $0.3 million of NII related to non-controlling interests in NMNLC.
6 Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
7 Includes premium received on additional convertible notes issued in June 2019.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Thursday, August 6, 2020, to discuss its second quarter 2020 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	June 30, 2020	December 31, 2019
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,307,414 and $2,619,408, respectively)	$2,234,933	$2,613,801
Non-controlled/affiliated investments (cost of $77,989 and $82,825, respectively)	55,084	73,527
Controlled investments (cost of $582,965 and $449,308, respectively)	536,445	472,952
Total investments at fair value (cost of $2,968,368 and $3,151,541, respectively)	2,826,462	3,160,280
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	21,422	21,422
Cash and cash equivalents	56,163	48,574
Interest and dividend receivable	33,348	31,800
Receivable from affiliates	259	277
Other assets	5,904	3,702
Total assets	$2,943,558	$3,266,055

Liabilities
Borrowings
Holdings Credit Facility	$500,163	$661,563
Unsecured Notes	453,250	453,250
SBA-guaranteed debentures	300,000	225,000
DB Credit Facility	215,000	230,000
Convertible Notes	201,571	201,623
NMFC Credit Facility	78,500	188,500
Deferred financing costs (net of accumulated amortization of $30,733 and $28,390, respectively)	(17,263)	(17,640)
Net borrowings	1,731,221	1,942,296
Payable for unsettled securities purchased	3,465	1,780
Management fee payable	30,564	10,298
Incentive fee payable	22,368	7,646
Interest payable	14,640	16,484
Payable to affiliates	2,061	673
Deferred tax liability	391	912
Other liabilities	1,982	2,498
Total liabilities	1,806,692	1,982,587
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 authorized, and 96,827,342 and 96,827,342 shares issued and outstanding, respectively	968	968
Paid in capital in excess of par	1,287,853	1,287,853
Accumulated overdistributed earnings	(163,198)	(5,353)
Total net assets of New Mountain Finance Corporation	$1,125,623	$1,283,468
Non-controlling interest in New Mountain Net Lease Corporation	11,243	–
Total net assets	$1,136,866	$1,283,468

Total liabilities and net assets	$2,943,558	$3,266,055

Number of shares outstanding	96,827,342	96,827,342
Net asset value per share of New Mountain Finance Corporation	$11.63	$13.26

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Investment income
From non-controlled/non-affiliated investments:
Interest income	$48,860	$48,018	$106,446	$92,475
Non-cash dividend income	2,300	2,069	4,624	4,043
Other income	1,117	1,841	2,588	4,095
From non-controlled/affiliated investments:
Interest income	(1,235)	1,033	(166)	2,037
Dividend income	689	812	1,409	1,538
Non-cash dividend income	–	301	(3,418)	592
Other income	284	301	575	592
From controlled investments:
Interest income	3,738	2,584	6,719	5,047
Dividend income	7,725	7,265	15,954	15,722
Non-cash dividend income	1,502	2,128	4,140	4,173
Other income	987	113	1,180	342
Total investment income	65,967	66,465	140,051	130,656
Expenses
Incentive fee	6,896	6,987	14,722	13,850
Management fee	13,134	11,640	26,992	22,615
Interest and other financing expenses	19,229	20,719	41,423	39,865
Administrative expenses	1,239	1,049	2,279	2,144
Professional fees	969	886	1,874	1,652
Other general and administrative expenses	442	398	941	810
Total expenses	41,909	41,679	88,231	80,936
Less: management fees waived	(3,183)	(2,823)	(6,726)	(5,356)
Less: expenses waived and reimbursed	(335)	(335)	(335)	(335)
Net expenses	38,391	38,521	81,170	75,245
Net investment income before income taxes	27,576	27,944	58,881	55,411
Income tax (benefit) expense	(7)	(4)	(7)	13
Net investment income	27,583	27,948	58,888	55,398
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(3,759)	47	(4,461)	90
Controlled investments	3	5	7	8
New Mountain Net Lease Corporation	–	–	812	–
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	51,466	2,677	(88,817)	12,440
Non-controlled/affiliated investments	(2,771)	(1,637)	(13,607)	(2,528)
Controlled investments	4,587	(5,025)	(48,221)	2,417
New Mountain Net Lease Corporation	–	–	(812)	–
(Provision) benefit for taxes	(377)	(270)	521	(160)
Net realized and unrealized gains (losses)	49,149	(4,203)	(154,578)	12,267
Net increase (decrease) in net assets resulting from operations	76,732	23,745	(95,690)	67,665
Less: Net increase in net assets resulting from operations related to non-controlling interests in New Mountain Net Lease Corporation	251	–	186	–
Net increase (decrease) in net assets resulting from operations related to New Mountain Finance Corporation	$76,481	$23,745	$(95,876)	$67,665
Basic earnings per share	$0.79	$0.29	$(0.99)	$0.85
Weighted average shares of common stock outstanding-basic	96,827,342	80,522,426	96,827,342	79,495,737
Diluted earnings per share	$0.72	$0.27	$(0.99)	$0.76
Weighted average shares of common stock outstanding-diluted	110,084,927	97,693,499	110,084,927	96,780,587
Distributions declared and paid per share	$0.30	$0.34	$0.64	$0.68

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $25 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505